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                                                                   EXHIBIT 23(i)


                            DUVAL & STACHENFELD LLP
                              300 EAST 42ND STREET
                                  THIRD FLOOR
                            NEW YORK, NEW YORK 10017
                            TELEPHONE: 212-883-1700
                            FACSIMILE: 212-883-8883


                                                   April 11, 2000


Venus Series Trust
31 Milk Street, Suite #315
Boston, MA 02109

Ladies and Gentlemen:

                  We have acted as counsel for Venus Series Trust, a Delaware business trust (the "Trust"), in connection with the filing by the Trust of a Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940 with respect to the proposed sale of an indefinite number of shares (the "Shares") of the India Technology Find, a series of shares of beneficial interest in the Trust.

                  We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Trust, all such agreements, certificates of officers of the Trust, public officials and others, and such other documents, certificates and other records as we have deem necessary as a basis for the opinion expressed in this letter.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  This letter expresses our opinion as to Title 12, Chapter 38 Treatment of Delaware Business Trusts, of the Delaware Code, with respect to the authorization and issuance of the Shares, but does not extend to the securities or "blue sky" laws of the State of Delaware or to federal securities or other laws.

                  Based upon the foregoing, we are of the opinion that:
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                  1. The issuance and sale of the Shares have been duly
         authorized under Delaware law.

                  2. Upon the original issuance and sale of the Shares and receipt of the authorized consideration therefor in an amount not less than the net asset value of the Shares established and in force at the time of their sale, the Shares issued will be validly issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Duval & Stachenfeld LLP under the caption "Counsel" in the Statement of Additional Information, which is incorporated by reference into the prospectus comprising a part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Duval & Stachenfeld LLP

                                                 Duval & Stachenfeld LLP